UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2012

TOMPKINS FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number Including Area Code:  (607) 273-3210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On August 1, 2012,  Tompkins Financial Corporation (“Tompkins”) completed its acquisition of VIST Financial Corp. (“VIST”) pursuant to that certain Agreement and Plan of Merger dated January 25, 2012 (the “Agreement and Plan of Merger”) under which VIST merged with and into a wholly-owned subsidiary of Tompkins, whereupon the separate corporate existence of VIST  ceased and the merger subsidiary survived (the “Merger”). Immediately after the Merger, the merger subsidiary was merged with and into Tompkins, with Tompkins being the corporation surviving that merger. As a result, VIST Bank, a Pennsylvania state-chartered commercial bank and a wholly-owned subsidiary of VIST, became a wholly-owned subsidiary of Tompkins and it will continue to operate as a separate subsidiary bank of Tompkins.

Pursuant to the Agreement and Plan of Merger, each share of VIST common stock was cancelled and converted into the right to receive 0.3127 shares of Tompkins common stock, with any fractional share entitlement paid in cash.

In addition, immediately prior to the completion of the Merger, Tompkins purchased from the United States Department of the Treasury (“Treasury”) the issued and outstanding shares of VIST Fixed Rate Cumulative Perpetual Preferred Stock, Series A, as well as the warrant to purchase shares of VIST common stock issued in connection with the issuance of the preferred stock (the “TARP Purchase”) for an aggregate purchase price of $26,453,701.89. The securities purchased in the TARP Purchase were cancelled in connection with the consummation of the Merger.

The foregoing summary of the Agreement and Plan of Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Tompkins’ Report on Form 8-K filed on January 26, 2012.

  Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment to the Board of Directors

On August 1, 2012, Alfred J. Weber and Frank C. Milewski, each a Director of VIST prior to the Merger, were appointed to the Board of Directors of Tompkins, effective immediately following the consummation of the Merger, pursuant to the terms of the Merger Agreement. The Board has not at this time appointed Mr. Weber or Mr. Milewski to any committees of the Board.

In connection with their appointments as directors, each of them will be entitled to the annual retainer fee and meeting attendance fees paid to non-employee directors and will be eligible to participate in the Tompkins’ Amended and Restated Retainer Plan for Eligible Directors of Tompkins Financial Corporation and Wholly-Owned Subsidiaries. A description of such fees and such plan can be found in Tompkins’ Joint Proxy Statement/Prospectus for its 2012 annual meeting, included in Amendment No. 1 to the Registration Statement on Form S-4 filed by Tompkins with the SEC on May 16, 2012, and is incorporated herein by reference.

(e)  Compensatory Arrangements of Certain Officers

Pursuant to the Agreement and Plan of Merger, on July 24, 2012, Tompkins, VIST Bank and Robert D. Davis entered into a Second Amendment to an Employment Agreement (the “Second Amendment”), the effectiveness of which was expressly contingent upon the closing of the Merger, which took place on August 1, 2012.  The Second Amendment amends the existing Employment Agreement among VIST, VIST Bank and Davis dated September 19, 2005, as amended by a First Amendment dated October 10, 2008 (the “Existing Employment Agreement”). Under the terms of the Second Amendment, Mr. Davis will continue to be employed by VIST Bank as President and Chief Executive Officer at an annual salary rate of $400,000.

Under the terms of the Second Amendment, Mr. Davis will be employed for a term ending December 31, 2013, or through such earlier date as Tompkins may in its sole discretion determine by at least 30 days’ written notice to Mr. Davis.

The Second Amendment provides for certain payments to Mr. Davis in connection with certain terminations of employment. If Tompkins and Mr. Davis mutually agree to terminate employment prior to December 31, 2013, or if Mr. Davis elects to terminate employment without the consent of Tompkins, he is entitled to receive compensation and benefits which have accrued through the date of termination. If Tompkins terminates Mr. Davis’ employment without his consent, he is also entitled to continue to receive compensation and benefits through December 31, 2013.

The Existing Employment Agreement, as amended by the Second Amendment, contains a severance provision applicable under certain circumstances following a change in control (the “Severance Payment”), which occurred in connection with the Merger. The Severance Payment was not due at the time of the Merger because Mr. Davis’ employment has not been voluntarily or involuntarily terminated by either Mr. Davis or Tompkins.  If Mr. Davis remains entitled to the Severance Payment, under the circumstances described below, he will receive a payment equal to two times his highest annualized base salary paid or payable to him at any time during the three years preceding his termination. In addition, for a period of 24 months following such a termination, he will be entitled to continue participating in health and other welfare benefit programs or, if he is not permitted to participate in any of such plans, he will be paid an amount equal to the after-tax cost to him of obtaining substantially similar benefits. If the amount of the Severance Payment and benefits payable under the Existing Employment Agreement, as amended by the Second Amendment, are such that Mr. Davis becomes subject to the excise tax provisions of Internal Revenue Code of 1986 (the “Code”) Section 4999, he would be paid an additional amount as will result in his retention, after payment of taxes, of a net amount equal to the net amount he would have received had the payment not been subject to such excise tax.

Under the Second Amendment, Mr. Davis will be entitled to the Severance Payment at the time of his termination unless, prior to December 31, 2013, he resigns without Good Reason (as that term is defined in the Second Amendment) and without the consent of Tompkins, in which case his right to the Severance Payment is forfeited.  The Severance Payment will be delayed following Mr. Davis’ separation from service to the extent required by Code Section 409A.  In the Second Amendment, Mr. Davis also agreed to a two-year non-competition, non-service, and non-solicitation clause, commencing at the time of his termination.

The foregoing summary of the Existing Employment Agreement, as amended by the Second Amendment, does not purport to be complete and is qualified in its entirety by the full text of these agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and incorporated  herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 1, 2012, Tompkins issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Tompkins.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

   The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

    The unaudited pro forma combined consolidated financial information required by Item 9.01(b) of Form 8-K were included as pages 30-39 of Amendment No. 1 to Tompkins’ Registration Statement on Form S-4, filed with the SEC on May 16, 2012, and are incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated January 25, 2012, by and among Tompkins Financial Corporation, TMP Mergeco, Inc. and VIST Financial Corp. (incorporated by reference to Tompkins’ Report on Form 8-K filed on January 26, 2012, wherein such agreement was included as Exhibit 2.1 ).

10.1	Employment Agreement dated as of September 19, 2005 among Leesport Financial Corp., Leesport Bank and Robert D. Davis.

10.2	First Amendment to Employment dated October 10, 2008, by and among Leesport Financial Corp. n/k/a VIST Financial Corp., Leesport Bank n/k/a VIST Bank and Robert D. Davis

10.3	Second Amendment to Employment Agreement dated July 24, 2012, by and among VIST Bank, VIST Financial Corp., Tompkins Financial Corporation, and Robert D. Davis.

99.1	Press Release issued by Tompkins Financial Corporation, dated August 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: August 7, 2012	By:	/s/ Stephen S. Romaine
Stephen S. Romaine, President and CEO